UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2015

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices) (Zip Code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2015, SI Financial Group, Inc. (the “Company”) the holding company for Savings Institute Bank and Trust Company (the “Bank”), announced the retirement of Brian J. Hull as Chief Operating Officer and Chief Financial Officer of the Company and the Bank effective April 10, 2015. The Company also announced that Lauren L. Murphy has been named Chief Financial Officer of the Company and the Bank and Lauren L. Gervais has been named Chief Administrative Officer of the Company and the Bank, effective April 10, 2015.

Ms. Murphy (age 43) is a certified public accountant that has served various finance and accounting roles since joining the Bank in 2004, most recently serving as Senior Vice President and Principal Accounting Officer of the Company since 2013. Ms. Gervais (age 50) has served as Senior Vice President, Director of Human Resources and Corporate Secretary of the Company since 2006.

        A copy of the press release announcing the appointments is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 8.01	Other Events

On January 28, 2015, the Company announced that the Board of Directors declared a cash dividend on the Company’s outstanding shares of common stock. The dividend of $0.04 per share will be paid on or about February 23, 2015 to stockholders of record as of the close of business on February 4, 2015. The press release announcing the cash dividend is included as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibits

Number	Description
99.1	Press Release dated January 28, 2015
99.2	Press Release dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: January 30, 2015	By:	/s/ Rheo A. Bouillard
President and Chief Executive Officer